EXHIBIT 23.1

                       Consent of Independent Accountants

         We consent to the incorporation by reference in this Registration Statement of Arizona Public Service Company on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 10, 1998